Filed Pursuant to Rule 424(b)(2)
Registration No. 333-267757

Prospectus Supplement

(To Prospectus dated October 6, 2022)

$750,000,000

Darden Restaurants, Inc.

$400,000,000 4.350% Senior Notes due 2027

$350,000,000 4.550% Senior Notes due 2029

We are offering $400,000,000 aggregate principal amount of 4.350% senior notes due 2027 (the “2027 notes”) and $350,000,000 aggregate principal amount of 4.550% senior notes due 2029 (the “2029 notes” and, together with the 2027 notes, the “notes”). The 2027 notes will mature on October 15, 2027. The 2029 notes will mature on October 15, 2029. Interest on the notes will be paid semi-annually in arrears on April 15 and October 15 of each year, commencing on April 15, 2025.

We may redeem the notes, at our option, at any time in whole or from time to time in part, at the applicable redemption price in this prospectus supplement under the section entitled “Description of Notes—Optional Redemption,” and, under certain circumstances, we may become obligated to redeem the 2029 notes at the applicable redemption price in this prospectus supplement as described below and under the section entitled “Description of Notes—Special Mandatory Redemption.” In addition, if we experience a Change of Control Triggering Event (as defined herein), we may be required to offer to purchase the notes at a purchase price equal to 101% of their principal amount, together with accrued and unpaid interest to, but not including, the date of the repurchase. See “Description of Notes—Change of Control.”

We plan to use the net proceeds from the sale of the notes (i) to finance the consideration for our pending acquisition of all of the outstanding shares of Chuy’s Holdings, Inc. (the “Acquisition”) and the fees and expenses in connection therewith and (ii) for other general corporate purposes, which may include working capital, capital expenditures, acquisitions and the repayment of short-term debt. The sale of the notes is not conditioned upon the consummation of the Acquisition, which, if completed, will occur subsequent to the closing of the sale of the notes. See “Use of Proceeds.”

If (i) the Acquisition is not consummated on or before the later of (x) February 17, 2025 (the “End Date”); and (y) the date that is five business days after any later date to which the End Date may be extended in the Acquisition Agreement (as defined herein) (such later date, the “Special Mandatory Redemption End Date”) or (ii) we notify the trustee under the indenture that we will not pursue the consummation of the Acquisition, then we will be required to redeem the 2029 notes (the “Special Mandatory Redemption”), in whole, at a special mandatory redemption price equal to 101% of the aggregate principal amount of the 2029 notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date (as defined herein) (subject to the right of holders of the 2029 notes of record on the relevant record date to receive interest due on an interest payment date falling prior to the Special Mandatory Redemption Date). The proceeds from the sale of 2029 notes will not be deposited into an escrow account pending completion of the Acquisition or any Special Mandatory Redemption, nor will we be required to grant any security interest or other lien on those proceeds to secure any redemption of the 2029 notes. See “Description of Notes—Special Mandatory Redemption.” The 2027 notes will not be subject to Special Mandatory Redemption.

The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated debt, including our revolving credit facility. The notes will rank senior in right of payment to any existing and future subordinated debt. The notes will not be guaranteed by any of our subsidiaries. As a result, the notes will be effectively subordinated to any liabilities of our subsidiaries. The notes will be effectively subordinated in right of payment to any existing and future secured debt to the extent of the value of the assets securing such debt.

The notes are a new issue of securities with no established trading market. We do not intend to apply to list the notes on any securities exchange or include the notes in any automated quotation system.

Investing in the notes involves certain risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement.

	Per 2027 Note	Total	Per 2029 Note	Total
Price to Public	99.979%	$399,916,000	99.811%	$349,338,500
Underwriting Discounts	0.450%	$1,800,000	0.600%	$2,100,000
Proceeds, before expenses, to Darden	99.529%	$398,116,000	99.211%	$347,238,500

Interest on the notes will accrue from the date of original issuance. Purchasers of the notes must pay the accrued interest if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

BofA Securities, Inc., Truist Securities, Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, on behalf of the underwriters, expect to deliver the notes on or about October 3, 2024. Delivery of the notes will be made in book-entry form only through the facilities of The Depository Trust Company and its direct and indirect participants, including Euroclear Bank S.A/N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, against payment therefor in immediately available funds.

Joint Book-Running Managers

BofA Securities	Truist Securities
US Bancorp	Wells Fargo Securities

Co-Managers

Mizuho		TD Securities

PNC Capital Markets LLC	Scotiabank	Goldman Sachs & Co. LLC

The date of this prospectus supplement is September 30, 2024.

Prospectus Supplement

Base Prospectus

All references in this prospectus supplement and the accompanying prospectus to “Darden,” “we,” “us,” “our” and “our company” are to Darden Restaurants, Inc. and not to our consolidated subsidiaries, unless otherwise indicated or the context otherwise requires. Darden®, Darden Restaurants®, Olive Garden®, LongHorn Steakhouse®, Cheddar’s Scratch Kitchen®, Yard House®, Ruth’s Chris Steak House®, The Capital Grille®, Seasons 52®, Bahama Breeze®, Eddie V’s Prime Seafood® and The Capital Burger® are our trademarks.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the notes that we are currently offering. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the notes that we are currently offering. Generally, the term “prospectus” refers to both parts combined. Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us and other information you should know before investing in the notes. This prospectus supplement also adds, updates and changes information contained or incorporated by reference in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement.

This prospectus supplement, the accompanying prospectus and any free-writing prospectus that we file with the Securities and Exchange Commission, or SEC, contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters have not, authorized any other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, is accurate as of its date. Our business, financial condition, results of operations and prospects may have changed since the date of that information.

We are not, and the underwriters are not, making an offer to sell these notes in any jurisdiction where the offer or sale is not permitted.

AVAILABLE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information that we file electronically with the SEC at http://www.sec.gov. Information about us, including our SEC filings, is also available at our Internet site at http://www.darden.com. However, the information on our Internet site is not incorporated by reference or deemed to be a part of this prospectus or any prospectus supplement.

This prospectus constitutes part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). As permitted by the rules and regulations of the SEC, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the Internet sites listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in any document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference in this prospectus. Likewise, any statement in this prospectus or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. We are incorporating by reference the

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following documents that we have previously filed with the SEC (other than information in such documents that is deemed not to be filed):

•

Darden Restaurants, Inc.’s Annual Report on Form 10-K for the fiscal year ended May 26, 2024, filed July  19, 2024 (including the portions of Darden Restaurants, Inc.’s Definitive Proxy Statement on Schedule 14A, filed on August 5, 2024, incorporated by reference therein);

•	Darden Restaurants, Inc.’s Quarterly Report on Form 10-Q for the period ended August 25, 2024, filed September 27, 2024; and

•

Darden Restaurants, Inc.’s Current Reports on Form 8-K filed on June 20, 2024 (only Item 5.03), July  17, 2024 (only Item 1.01 and Item 8.01), September  18, 2024 and September 19, 2024 (only Item 5.07).

The preceding list supersedes and replaces the documents listed in the accompanying prospectus under the heading “Where You Can Find More Information About Darden.” Any further filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the termination of the offering of the notes made hereby also will be incorporated by reference in this prospectus supplement (other than information in such documents that is deemed not to be filed).

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus other than exhibits to these documents, unless the exhibits are also specifically incorporated by reference herein. Requests for copies should be directed to Darden Restaurants, Inc., 1000 Darden Center Drive, Orlando, Florida, 32837, Attention: Investor Relations; telephone number 1-800-832-7336. The information relating to us contained in this prospectus does not purport to be complete and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

Descriptions in this prospectus or in any document incorporated by reference herein or therein of contracts or other documents are not necessarily complete, and in each instance, reference is made to the copies of these contracts or other documents incorporated by reference in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements set forth in this prospectus supplement, the accompanying prospectus and any term sheet and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus regarding the expected increase in sales from continuing operations, same-restaurant sales, the number of our restaurants, our annual effective tax rate and capital expenditures in fiscal 2025, and all other statements that are not historical facts, including without limitation statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Darden Restaurants, Inc. and its subsidiaries that are preceded by, followed by or that include words such as “may,” “will,” “expect,” “intend,” “anticipate,” “continue,” “estimate,” “project,” “believe,” “plan,” “outlook” or similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are included, along with this statement, for purposes of complying with the safe harbor provisions of that Act. Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements for any reason to reflect events or circumstances arising after such date. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. In addition to the risks and uncertainties of ordinary business obligations, the forward-looking statements contained in this prospectus supplement are subject to the risks and uncertainties described under the heading “Risk Factors” in this prospectus supplement and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

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SUMMARY

This summary is not complete and does not contain all of the information that you should consider before buying the notes in this offering. You should read carefully the entire prospectus supplement and the accompanying prospectus, including in particular the section entitled “Risk Factors” beginning on page S-8 of this prospectus supplement and the more detailed information and financial statements and related notes appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Darden

Darden Restaurants, Inc. is a full-service restaurant company. As of May 26, 2024, we owned and operated 2,031 restaurants through subsidiaries in the United States and Canada. In the United States, we operated 2,023 restaurants in all 50 states, including 912 Olive Garden®, 575 LongHorn Steakhouse®, 181 Cheddar’s Scratch Kitchen®, 88 Yard House®, 80 Ruth’s Chris Steak House®, 66 The Capital Grille®, 44 Seasons 52®, 43 Bahama Breeze®, 30 Eddie V’s Prime Seafood® and four The Capital Burger® restaurants. In Canada, we operated eight Olive Garden restaurants. We own all of these locations, except for two restaurants managed by us and owned by joint ventures in which we hold a majority ownership. As of May 26, 2024, we also had 146 restaurants operated by independent third parties pursuant to area development and franchise agreements and four restaurants operating under contractual agreements. As of May 26, 2024, franchisees operated 85 franchised restaurants in the United States (including Puerto Rico and Guam) and 61 franchised restaurants outside of the United States. As of May 26, 2024, of our 2,031 restaurants, 79 were located on owned sites and 1,952 were located on leased sites.

Darden Restaurants, Inc. is a Florida corporation incorporated in March 1995, and is the parent company of GMRI, Inc., also a Florida corporation. GMRI, Inc. and certain other of our subsidiaries own and operate our restaurants. GMRI, Inc. was originally incorporated in March 1968 as Red Lobster Inns of America, Inc. We were acquired by General Mills, Inc. in 1970 and became a separate publicly held company in 1995 when General Mills distributed all of our outstanding stock to the stockholders of General Mills. Our principal executive offices and restaurant support center are located at 1000 Darden Center Drive, Orlando, Florida 32837, telephone (407) 245-4000.

We have a 52/53 week fiscal year ending the last Sunday in May. Our fiscal year 2024 ended May 26, 2024 and consisted of 52 weeks, fiscal 2023 ended May 28, 2023 and consisted of 52 weeks, and fiscal 2022 ended May 29, 2022 and consisted of 52 weeks.

Recent Developments

Chuy’s Acquisition

On July 17, 2024, we entered into an agreement (the “Acquisition Agreement”) to acquire all of the outstanding shares of Chuy’s Holdings, Inc. (“Chuy’s Holdings”), a Delaware corporation, for $37.50 per share in an all-cash transaction with an enterprise value of approximately $605 million. Chuy’s Holdings is the owner and operator of restaurants under the Chuy’s Fine Tex-Mex® trademark. The transaction has been approved by our Board of Directors and is subject to the satisfaction of customary closing conditions. The Acquisition is expected to be completed in the second quarter of fiscal 2025. There can be no assurance that we will be able to consummate the Acquisition and the related transactions on a timely basis, on the terms described herein, or at all. See “Risk Factors”. We intend to use the net proceeds from the sale of the notes (i) to finance the consideration for our pending Acquisition of Chuy’s Holdings and the fees and expenses in connection therewith and (ii) for other general corporate purposes, which may include working capital, capital expenditures, acquisitions and the repayment of short-term debt. The sale of the notes is not conditioned upon the consummation of the Acquisition of Chuy’s Holdings, which, if completed, will occur subsequent to the closing of the sale of the notes. The 2029 notes will be subject to Special Mandatory Redemption, see “Description of Notes—Special Mandatory Redemption,” in the event that the Acquisition is not completed on or before the Special Mandatory Redemption End Date or we notify the trustee under the indenture that we will not pursue the consummation of the Acquisition. The 2027 notes will not be subject to Special Mandatory Redemption.

Term Loan

Effective September 16, 2024, we entered into a senior unsecured $600 million 2-year Term Loan Credit Agreement (the “Term Loan”) with Bank of America, N.A., as administrative agent, the lenders and other agents party thereto. The proceeds of the Term Loan may be used to finance the consideration of our anticipated Acquisition of Chuy’s Holdings and to pay fees and expenses related thereto. Assuming the issuance of notes contemplated herein is completed, we do not plan to draw down on the Term Loan to fund the Acquisition of Chuy’s Holdings.

Strategy

We believe that capable operators of strong multi-unit brands have the opportunity to increase their share of the restaurant industry’s full-service segment. Generally, the restaurant industry is considered to be comprised of three segments: quick service, fast casual, and full-service. All of our restaurants fall within the full-service segment, which is highly fragmented and includes many independent operators and small chains. We believe we have strong brands, and that the breadth and depth of our experience and expertise sets us apart in the full-service restaurant industry. This collective capability is the product of investments over many years in areas that are critical to success in our business, including restaurant operations excellence, brand management excellence, supply chain, talent management and information technology, among other things.

Our operating philosophy remains focused on strengthening the core operational fundamentals of the business by providing an outstanding guest experience rooted in culinary innovation, attentive service, engaging atmosphere, and integrated marketing. Darden enables each brand to reach its full potential by leveraging its scale, insights, and experience in a way that protects uniqueness and competitive advantages. Additionally, our brands can capitalize on data driven insights to deliver customized one-to-one customer relationship marketing. We hold ourselves accountable for operating our restaurants with a sense of urgency to achieve our commitments to all of our stakeholders.

Restaurant Brands

Olive Garden. Olive Garden is an internally-developed brand and is the largest full-service dining Italian restaurant operator in the United States. Olive Garden offers a variety of Italian foods featuring fresh ingredients presented simply with a focus on flavor and quality, and a broad selection of imported Italian wines. In 1982, Olive Garden opened its first restaurant in Orlando, Florida.

LongHorn Steakhouse. LongHorn Steakhouse is a full-service steakhouse restaurant with locations primarily in the eastern United States, operating in an atmosphere inspired by the American West. LongHorn Steakhouse opened its first restaurant in 1981 and we acquired LongHorn Steakhouse in October 2007 as part of the RARE Hospitality International, Inc. (“RARE”) acquisition. LongHorn Steakhouse restaurants feature a variety of menu items including signature fresh steaks and chicken, as well as salmon, shrimp, ribs, pork chops, burgers and prime rib.

Cheddar’s Scratch Kitchen. Cheddar’s Scratch Kitchen is a full service restaurant operating primarily in Texas and throughout the southern, midwestern and mid-Atlantic regions of the United States. The casual dining menu features modern classics and American favorites cooked from scratch. Cheddar’s Scratch Kitchen opened its first restaurant in 1979 and we acquired Cheddar’s Scratch Kitchen in April 2017.

Yard House. Yard House is a full-service restaurant operating in metropolitan areas across the United States and is known for great food, classic rock and features over 100 draft beer offerings. The American menu includes more than 100 chef driven items with a wide range of appetizers, burgers and steaks, street tacos, salads, sandwiches and a generous selection of vegetarian dishes. Yard House opened its first restaurant in 1996 and we acquired Yard House in August 2012.

Ruth’s Chris. Ruth’s Chris is one of the largest fine dining steakhouse restaurant brands in the world. The menu features a broad selection of high-quality USDA Prime and Choice grade steaks and other premium offerings served in Ruth’s Chris’ signature fashion – “sizzling” – complemented by other traditional menu items inspired by its New Orleans heritage. Ruth’s Chris complements its distinctive food offerings with an award-winning wine list. Ruth’s Chris opened its first restaurant in 1965 and we acquired Ruth’s Chris in June 2023.

The Capital Grille. The Capital Grille is a fine dining restaurant with locations primarily in major metropolitan cities in the United States featuring relaxed elegance and style. The Capital Grille opened its first restaurant in 1990 and we acquired The Capital Grille in October 2007 as part of the RARE acquisition. Nationally acclaimed for dry aging steaks on the premises, the restaurants feature an award-winning wine list offering over 350 selections, personalized service, a comfortable club-like atmosphere, and premiere private dining rooms.

Seasons 52. Seasons 52 is an internally-developed full-service restaurant brand with a casually sophisticated, fresh grill and wine bar that offers a seasonally changing menu with all items under 595 calories. The menu includes an international collection of wines, along with exceptional signature handcrafted cocktails. In 2003, Seasons 52 opened its first restaurant in Orlando, Florida.

Bahama Breeze. Bahama Breeze is an internally-developed full-service restaurant brand operating primarily in the eastern United States that offers guests the feeling of a Caribbean escape, with food, drinks and atmosphere found in the islands. The menu features distinctive, Caribbean-inspired fresh seafood, chicken and steaks as well as handcrafted tropical cocktails. In 1996, Bahama Breeze opened its first restaurant in Orlando, Florida.

Eddie V’s. Eddie V’s is a fine dining restaurant brand with locations in major metropolitan cities in the United States, with a sophisticated and contemporary ambiance, featuring live music trios nightly in the V Lounge. Dishes are artistically prepared and feature seasonal seafood and critically acclaimed prime steaks, hand cut and broiled to perfection. The atmosphere provides an alluring dining experience reminiscent of a modern day Gatsby, infusing an indulgent experience with an irresistible vibe. Eddie V’s opened its first restaurant in 2000 and we acquired Eddie V’s in November 2011.

The Capital Burger. The Capital Burger is an internally-created, development-stage full-service restaurant concept with locations primarily in major metropolitan cities in the United States that offers guests a luxe burger experience. The Capital Burger opened its first restaurant in 2018. The menu features burgers made with a proprietary beef blend, sandwiches and appetizers. It is a bar-centric concept offering local craft beers, a unique wine list and spiked shakes. Multiple items take from the parentage of The Capital Grille, like the signature Stoli Doli, a pineapple-infused martini.

The Offering

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section beginning on page S-11 of this prospectus supplement contains a more detailed description of the terms and conditions of the notes.

Issuer	Darden Restaurants, Inc.

Securities Offered	$400,000,000 aggregate principal amount of 4.350% senior notes due 2027.

$350,000,000 aggregate principal amount of 4.550% senior notes due 2029.

Maturity Dates	The 2027 notes will mature on October 15, 2027.

The 2029 notes will mature on October 15, 2029.

Interest Rates	The 2027 notes will bear interest at a rate of 4.350% per year.

The 2029 notes will bear interest at a rate of 4.550% per year.

Interest Payment Dates	Semi-annually in arrears on April 15 and October 15 of each year, commencing on April 15, 2025.

Ranking	The notes will be our senior unsecured obligations and will:

•	rank equally in right of payment with all of our existing and future unsecured and unsubordinated debt, including our revolving credit facility;

•	rank senior in right of payment to any existing and future subordinated debt;

•	rank effectively subordinate to our subsidiaries’ liabilities; and

•	rank effectively subordinate in right of payment to any existing and future secured debt to the extent of the value of the assets securing such debt.

Covenants	The indenture governing the notes contains covenants that will limit our ability to:

•	incur some liens securing debt;

•	engage in some sale-leaseback transactions; and

•	enter into some consolidations, mergers or transfers of substantially all of our assets.

These covenants apply to Darden and to certain of its subsidiaries but do not apply to Darden’s subsidiaries that are not corporations. As of August 25, 2024, less than one percent of Darden’s consolidated total assets were held through partnerships and other non-corporate entities.

See “Description of Notes—Covenants” in this prospectus supplement and “Description of Debt Securities—Some Restrictive Covenants” in the accompanying prospectus.

Repurchase at the Option of Holders Upon a Change of Control Triggering Event	If we experience a “Change of Control Triggering Event” (as defined in “Description of Notes—Change of Control”), we will be required, unless we have exercised our right to redeem the notes, to offer to purchase the notes at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest to, but not including, the date of repurchase.

Optional Redemption	Prior to September 15, 2027 (which is a date one month prior to the maturity date of the 2027 notes) (the “2027 Par Call Date”), we may redeem the 2027 notes, at our option, in whole at any time or in part from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2027 notes matured on the 2027 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 15 basis points, less (b) interest accrued to, but excluding, the date of redemption, and

(2) 100% of the principal amount of the 2027 notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the date of redemption.

On or after the 2027 Par Call Date, we may redeem the 2027 notes, at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2027 notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Prior to September 15, 2029 (which is a date one month prior to the maturity date of the 2029 notes) (the “2029 Par Call Date”), we may redeem the 2029 notes, at our option, in whole at any time or in part from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2029 notes matured on the 2029 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 20 basis points, less (b) interest accrued to, but excluding, the date of redemption, and

(2) 100% of the principal amount of the 2029 notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the date of redemption.

On or after the 2029 Par Call Date, we may redeem the 2029 notes, at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2029 notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

See “Description of Notes—Optional Redemption.”

Special Mandatory Redemption	If (i) the Acquisition is not consummated on or before the Special Mandatory Redemption End Date or (ii) we notify the trustee under the indenture that we will not pursue the consummation of the Acquisition, then we will be required to redeem the 2029 notes. See “Description of Notes—Special Mandatory Redemption.” The 2027 notes will not be subject to Special Mandatory Redemption.

The proceeds from this offering of the 2029 notes will not be deposited into an escrow account pending completion of the Acquisition or any Special Mandatory Redemption, nor will we be required to grant any security interest or other lien on those proceeds to secure any redemption of the 2029 notes.

Sinking Fund	None.

Use of Proceeds	We intend to use the net proceeds from the sale of the notes (i) to finance the consideration for our pending Acquisition of Chuy’s Holdings and the fees and expenses in connection therewith and (ii) for other general corporate purposes, which may include working capital, capital expenditures, acquisitions and the repayment of short-term debt. Pending such uses, we may temporarily invest any net proceeds prior to their use for the above purposes in short-term interest-bearing investments. We may also deposit the net proceeds with banks. Assuming the issuance of notes contemplated herein is completed, we do not plan to draw down on the Term Loan to fund the Acquisition of Chuy’s Holdings. The sale of the notes is not conditioned upon the consummation of the Acquisition of Chuy’s Holdings, which, if completed, will occur subsequent to the closing of the sale of the notes. See “Use of Proceeds.”

Denominations and Form	We will issue the notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company (“DTC”). The notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

No Listing	The notes are a new issue of securities with no established trading market. We do not intend to apply for the listing of the notes on any securities exchange or for the quotation of the notes in any dealer quotation system.

Risk Factors	An investment in the notes involves risks. You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-8, as well as other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to invest in the notes.

Trustee	U.S. Bank Trust Company, National Association.

Conflicts of Interest	Certain of the underwriters or their affiliates may hold some of our outstanding commercial paper, the repayment of which could be funded with a portion of the net proceeds from the sale of the notes. It is possible that one or more of the underwriters or their affiliates could receive 5% or more of the net proceeds from the sale of the notes, and in that case such underwriter would be deemed to have a conflict of interest under Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“FINRA”). In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the notes in accordance with FINRA Rule 5121. If the distribution is conducted in accordance with FINRA Rule 5121, such underwriter would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. See “Use of Proceeds” and “Underwriting (Conflicts of Interest).”

RISK FACTORS

An investment in the notes involves risks. Before deciding whether to purchase the notes, you should consider the risks discussed below and in our Annual Report on Form 10-K for the fiscal year ended May 26, 2024 and other filings with the SEC that we have incorporated by reference in this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also impair our business operations.

Any of the risks discussed below or in our SEC filings incorporated by reference in this prospectus supplement and the accompanying prospectus, and other risks we have not anticipated or discussed, could have a material impact on our business, financial condition or results of operations. In that case, our ability to pay interest on the notes when due or to repay the notes at maturity could be adversely affected, and the trading price of the notes could decline substantially.

Risks Related to the Notes

The notes are effectively subordinated to the obligations of our subsidiaries.

Our operations are conducted through our subsidiaries, none of which are guarantors of the notes. As of August 25, 2024, our subsidiaries had no debt (excluding any intercompany liabilities). Although the notes are unsubordinated obligations, they will be effectively subordinated to all liabilities, including trade payables, of our current or future subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due under our indebtedness, including the notes, or to make any funds available to us, whether by paying dividend, distribution, loan or other payments. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and their business considerations.

The notes will be unsecured. Therefore, any of our future secured creditors would have a prior claim, ahead of the notes, on our assets and our subsidiaries’ assets to the extent such assets secure that secured debt.

The notes will be our senior unsecured debt. As of August 25, 2024, we had no secured debt. While the indenture contains restrictions on liens, we have the ability to incur some secured debt. Holders of any future secured debt that we or our subsidiaries may incur will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing such debt. In addition, if we fail to meet our payments or other obligations under any future secured debt, the holders of that secured debt would be entitled to foreclose on our assets securing that secured debt and liquidate those assets to the exclusion of the holders of the notes, even if an event of default existed under the indenture governing the notes at such time.

We and our subsidiaries may incur substantially more debt.

The indenture does not limit the amount of debt that we or our subsidiaries may incur. Other than as described under “Description of Notes—Change of Control” in this prospectus supplement and in the accompanying prospectus under the section entitled “Description of Debt Securities—Some Restrictive Covenants,” the indenture does not contain any financial covenants or provisions that would afford the holders of the notes protection in the event we incur new debt, including in connection with a highly leveraged transaction. If new debt is added to our and our subsidiaries’ current debt levels, the risks related to our indebtedness described above could intensify.

If an active trading market does not develop for the notes, you may be unable to sell your notes or to sell your notes at a price that you deem sufficient.

The notes are a new issue of securities for which there currently is no established trading market. We do not intend to list the notes on a national securities exchange. While the underwriters of the notes have advised us that they intend to make a market in the notes, the underwriters will not be obligated to do so and may stop their market-making at any time. No assurance can be given that a market for any series of notes will develop or continue; as to the liquidity of any market that does develop; or as to your ability to sell any notes you may own or the price at which you may be able to sell your notes.

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, unless the notes have been redeemed, each holder of notes will have the right to require us to repurchase all or any part of such holder’s notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to the date of purchase. If we experience a Change of Control Triggering Event (as defined below), there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes. See “Description of Notes—Change of Control.”

If the Acquisition is not completed on or before the Special Mandatory Redemption End Date or we notify the trustee under the indenture that we will not pursue the consummation of the Acquisition, we will be required to redeem the 2029 notes. If this occurs, you may realize a lower return on your investment than if the 2029 notes had been held through maturity.

If (i) the Acquisition is not consummated on or before the Special Mandatory Redemption End Date or (ii) we notify the trustee under the indenture that we will not pursue the consummation of the Acquisition, then we will be required to redeem the 2029 notes, in whole, at a special mandatory redemption price equal to 101% of the aggregate principal amount of the 2029 notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date. See “Description of Notes—Special Mandatory Redemption.” The 2027 notes will not be subject to Special Mandatory Redemption.

The proceeds from this offering of the 2029 notes will not be deposited into an escrow account pending completion of the Acquisition or any Special Mandatory Redemption, nor will we be required to grant any security interest or other lien on those proceeds to secure any redemption of the 2029 notes. If we are required to redeem the 2029 notes, the ability to pay the redemption price may be limited by our financial resources at the time. In addition, whether or not a Special Mandatory Redemption of the 2029 notes is ultimately triggered, the existence of these redemption provisions may adversely affect the trading prices of the 2029 notes until such time, if any, as the Acquisition is consummated.

If we redeem the 2029 notes pursuant to the special mandatory redemption provisions, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the 2029 notes.

We will not be required to redeem the 2029 notes pursuant to the Special Mandatory Redemption as long as the Acquisition closes on or before the Special Mandatory Redemption End Date, even if between the closing of this offering and the closing of the Acquisition we experience any changes (including any material changes) in our business or financial condition.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $745,000,000, after deducting our estimated offering expenses and the underwriting discounts. We plan to use the net proceeds from the sale of the notes (i) to finance the consideration for our pending Acquisition of Chuy’s Holdings and the fees and expenses in connection therewith and (ii) for other general corporate purposes, which may include working capital, capital expenditures, acquisitions and the repayment of short-term debt. During the quarter ended August 25, 2024, the weighted average interest rate on our commercial paper borrowings were approximately 5.45% per annum and the weighted average maturity of our commercial paper borrowings was approximately 1.6 days. We may temporarily invest any net proceeds prior to their use for the above purposes in short-term interest-bearing investments. We may also deposit the net proceeds with banks. Assuming the issuance of notes contemplated herein is completed, we do not plan to draw down on the Term Loan to fund the Acquisition of Chuy’s Holdings.

The sale of the notes is not conditioned upon the consummation of the Acquisition of Chuy’s Holdings, which, if completed, will occur subsequent to the closing of the sale of the notes. If (i) the Acquisition is not consummated on or before the Special Mandatory Redemption End Date or (ii) we notify the trustee under the indenture that we will not pursue the consummation of the Acquisition, then we will be required to redeem the 2029 notes. See “Description of Notes—Special Mandatory Redemption.” The proceeds from this offering of the 2029 notes will not be deposited into an escrow account pending completion of the Acquisition or any Special Mandatory Redemption, nor will we be required to grant any security interest or other lien on those proceeds to secure any redemption of the 2029 notes.

DESCRIPTION OF NOTES

The following description of the particular terms of the notes we are offering supplements and, to the extent inconsistent, supersedes the description of the general terms of the debt securities set forth under the section entitled “Description of Debt Securities” in the accompanying prospectus. You should read the accompanying prospectus in conjunction with this prospectus supplement. Because this is a summary, it does not contain all the information that may be important to you. You should also read the entire indenture, as defined below, including the definitions of some terms, before you make any investment decision.

General

The notes will be issued under the indenture dated as of January 1, 1996 between us and Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association) (“Computershare”), as trustee, as supplemented by the second supplemental indenture dated as of October 4, 2023, among us, Computershare and U.S. Bank Trust Company, National Association, as trustee solely with respect to the notes. The indenture, as supplemented, is referred to as the “indenture”. Unless otherwise specified, references to the “trustee” in this prospectus supplement refer to U.S. Bank Trust Company, National Association. The notes will be separate series of debt securities under the indenture.

The 2027 notes will be issued in an initial aggregate principal amount of $400,000,000 and will mature on October 15, 2027.

The 2029 notes will be issued in an initial aggregate principal amount of $350,000,000 and will mature on October 15, 2029.

The 2027 notes will bear interest at the rate of 4.350% per year, from October 3, 2024, or from the most recent date to which interest has been paid or provided for, payable semi-annually in arrears on April 15 and October 15 of each year, commencing on April 15, 2025, to the persons in whose names such notes are registered at the close of business on the next preceding March 31 or September 30, respectively.

The 2029 notes will bear interest at the rate of 4.550% per year, from October 3, 2024, or from the most recent date to which interest has been paid or provided for, payable semi-annually in arrears on April 15 and October 15 of each year, commencing on April 15, 2025, to the persons in whose names such notes are registered at the close of business on the next preceding March 31 or September 30, respectively.

The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated debt, including our revolving credit facility. The notes will rank senior in right of payment to any existing and future subordinated debt. The notes will not be guaranteed by any of our subsidiaries. As a result, the notes will be effectively subordinated to any liabilities of our subsidiaries. The notes will be effectively subordinated in right of payment to any existing and future secured debt (to the extent of the value of the assets securing such debt). As of August 25, 2024, our subsidiaries had no debt (excluding any intercompany liabilities). Except as described under the section entitled “—Change of Control” below and the section entitled “Description of Debt Securities—Some Restrictive Covenants” in the accompanying prospectus, the indenture does not restrict the amount of secured or unsecured debt that we or our subsidiaries may incur.

We will issue the notes only in book-entry form in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. So long as the notes are registered in the name of DTC, as depository for the notes, or DTC’s nominee, as described herein under “—Book-Entry System,” payments on the notes will be made as described therein.

We do not intend to apply to list the notes on any securities exchange or include the notes in any automated quotation system. The notes will not be entitled to the benefits of any sinking fund.

Optional Redemption

Prior to September 15, 2027 (which is a date one month prior to the maturity date of the 2027 notes) (the “2027 Par Call Date”), we may redeem the 2027 notes, at our option, in whole at any time or in part from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2027 notes matured on the 2027 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, less (b) interest accrued to, but excluding, the date of redemption, and

(2) 100% of the principal amount of the 2027 notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the date of redemption.

On or after the 2027 Par Call Date, we may redeem the 2027 notes, at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2027 notes to be redeemed, plus accrued and unpaid interest thereon to the date of redemption.

Prior to September 15, 2029 (which is a date one month prior to the maturity date of the 2029 notes) (the “2029 Par Call Date”), we may redeem the 2029 notes, at our option, in whole at any time or in part from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2029 notes matured on the 2029 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, less (b) interest accrued to, but excluding, the date of redemption, and

(2) 100% of the principal amount of the 2029 notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the date of redemption.

On or after the 2029 Par Call Date, we may redeem the 2029 notes, at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2029 notes to be redeemed, plus accrued and unpaid interest thereon to the date of redemption.

“Par Call Date” means the 2027 Par Call Date with respect to the 2027 notes and the 2029 Par Call Date with respect to the 2029 notes.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date for the notes, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding such Par Call Date and one with a maturity date following such Par Call Date, we shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be delivered at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed, with a copy to the trustee. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note.

We will pay interest to a person other than the holder of record on the record date if we elect to redeem the notes on a date that is after a record date but on or prior to the corresponding interest payment date. In this instance, we will pay accrued interest on the notes being redeemed to, but not including, the redemption date to the same person to whom we will pay the principal of those notes.

Special Mandatory Redemption

If (i) the Acquisition is not consummated on or before the later of (x) the End Date; and (y) the date that is five business days after any later date to which the End Date may be extended in the Acquisition Agreement

(such later date, the “Special Mandatory Redemption End Date”) or (ii) we notify the trustee under the indenture that we will not pursue the consummation of the Acquisition (the earlier of the date of delivery of such notice described in this clause (ii) and the Special Mandatory Redemption End Date, a “Special Mandatory Redemption Trigger”), then we will be required to redeem the 2029 notes (the “Special Mandatory Redemption”), in whole, at a special mandatory redemption price equal to 101% of the aggregate principal amount of the 2029 notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date (as defined below) (subject to the right of holders of the 2029 notes of record on the relevant record date to receive interest due on an interest payment date falling prior to the Special Mandatory Redemption Date) (the “Special Mandatory Redemption Price”). Unless we default in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the 2029 notes to be redeemed.

In the event that we become obligated to redeem the 2029 notes pursuant to the Special Mandatory Redemption, we will promptly, and in any event not more than five business days after the Special Mandatory Redemption Trigger, deliver notice to each holder of the notes and to the trustee of the Special Mandatory Redemption and the date upon which the 2029 notes will be redeemed (the “Special Mandatory Redemption Date”), which date shall be no later than the tenth business day following the date of such notice unless some longer minimum period may be required by DTC (or any successor depositary), together with a notice of Special Mandatory Redemption for the trustee to deliver to each registered holder of 2029 notes.

On or before the Special Mandatory Redemption Date, we will pay to a paying agent for payment to each holder of the 2029 notes the Special Mandatory Redemption Price.

Failure to make the Special Mandatory Redemption, if required in accordance with the terms described above, will constitute an event of default with respect to the 2029 notes.

The proceeds from this offering of the 2029 notes will not be deposited into an escrow account pending completion of the Acquisition or any Special Mandatory Redemption, nor will we be required to grant any security interest or other lien on those proceeds to secure any redemption of the 2029 notes.

Upon the consummation of the Acquisition, the foregoing provisions regarding Special Mandatory Redemption will cease to apply.

The 2027 notes will not be subject to Special Mandatory Redemption.

For purposes of the foregoing discussion, the following definitions apply:

“Acquisition” means the acquisition of all of the outstanding shares of Chuy’s Holdings, a Delaware corporation.

“Acquisition Agreement” means the Agreement and Plan of Merger, dated July 17, 2024, among us, Cheetah Merger Sub Inc., a Delaware corporation and our indirect, wholly owned subsidiary, and Chuy’s Holdings, as amended through the End Date.

Notwithstanding anything to the contrary provided herein or in the accompanying prospectus or the indenture, we and the trustee may, with the consent of the holders of a majority in principal amount of the outstanding 2029 notes, amend the indenture and the 2029 notes for the purpose of adding any provisions to or changing or eliminating any provisions set forth under this heading “Special Mandatory Redemption;” provided that, notwithstanding the foregoing, no such amendment will reduce the principal, interest or premium payable upon a Special Mandatory Redemption without the consent of each holder of a note affected thereby.

Change of Control

If a Change of Control Triggering Event occurs, unless we have exercised our right to redeem the notes as described above in “—Optional Redemption” or, with respect to the 2029 notes, we have redeemed the 2029 notes as described above in “—Special Mandatory Redemption,” holders of notes will have the right to require us to repurchase all or any part (no note of a principal amount of $2,000 or less will be repurchased in part) of their notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will be required to mail a notice to holders of notes describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the notes and described in such notice. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the notes, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the notes by virtue of such conflict and compliance with laws.

On the Change of Control Payment Date, we will be required, to the extent lawful, to:

•	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•	deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased.

The paying agent will promptly pay, from funds deposited by us for such purpose, to each holder of notes properly tendered the Change of Control Payment in respect of such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered.

We will not be required to make a Change of Control Offer if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets, taken as a whole with our subsidiaries. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase the notes as a result of a sale, transfer, conveyance or other disposition of less than all of the properties or assets of us and our subsidiaries taken as a whole to another person or group may be uncertain.

For purposes of the foregoing discussion of a repurchase of the notes at the option of holders upon a Change of Control, the following definitions will be applicable:

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of us and our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than us or one of our subsidiaries;

(2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than us or one of our subsidiaries) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our Voting Stock measured by voting power rather than number of shares; or

(3) the first day on which a majority of the members of our Board of Directors are not Continuing Directors.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) pursuant to such transaction, we become a wholly owned subsidiary of a holding company that has agreed to be bound by the terms of the notes and (2)(A) the holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Directors” means, as of any date of determination, members of our Board of Directors who (1) were members of our Board of Directors on the date of the issuance of the notes or (2) were nominated for election or elected to our Board of Directors with the approval of a majority of the continuing directors under clause (1) or (2) of this definition who were members of our Board of Directors at the time of such nomination or election (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Ratings, Inc.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and equal to or higher than BBB- (or the equivalent) by S&P and Fitch (or, in each case, if such rating agency ceases to rate the notes or fails to make a rating of the notes publicly available for reasons considered outside of our control, the equivalent investment grade credit rating from any rating agency selected by us as a replacement rating agency as set forth in the definition of “Rating Agencies” below).

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act, selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or any of them, as the case may be.

“Rating Event” means the notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade below investment grade by any of the Rating Agencies); provided that a Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event).

“S&P” means S&P Global Ratings, a division of S&P Global Inc.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Covenants

The notes are subject to the restrictive covenants described under the section entitled “Description of Debt Securities—Some Restrictive Covenants” in the accompanying prospectus subject to the modification described below. These covenants apply to Darden and to certain of its subsidiaries but do not apply to Darden’s subsidiaries that are not corporations. As of August 25, 2024, less than one percent of Darden’s consolidated total assets were held through partnerships and other non-corporate entities.

The limitation on sale and leaseback transactions described in the section entitled “Description of Debt Securities—Some Restrictive Covenants—Limitations on Sale and Leaseback Transactions” in the accompanying prospectus will not apply with respect to the notes if at the time of the sale and leaseback:

•

the Attributable Value (as defined in the section entitled “Description of Debt Securities—Some Restrictive Covenants—Limitations on Sale and Leaseback Transactions” in the accompanying prospectus) of all sale and leaseback transactions existing at the time and which are not subject to the other exceptions described under “Description of Debt Securities—Some Restrictive Covenants—Limitations on Sale and Leaseback Transactions” in the accompanying prospectus, plus

•

the total amount of all existing debt secured by liens that we entered into in reliance on the penultimate paragraph of the section entitled “Description of Debt Securities—Some Restrictive Covenants—Limitations on Liens” in the accompanying prospectus does not exceed the greater of 10% of our Consolidated Capitalization (as defined in the section entitled “Description of Debt Securities—Some Restrictive Covenants—Limitations on Liens” in the accompanying prospectus) or $500,000,000.

Consolidation, Merger and Sale of Assets

The notes are subject to some limitations on our ability to enter into some consolidations, mergers or transfers of substantially all of our assets as described under the section entitled “Description of Debt Securities—Consolidation, Merger and Sale of Assets” in the accompanying prospectus.

Events of Default

The notes are subject to the events of default described under the section entitled “Description of Debt Securities—Events of Default” in the accompanying prospectus.

Defeasance and Discharge Provisions

The notes are subject to defeasance and discharge of debt or to defeasance of some restrictive covenants as described under the section entitled “Description of Debt Securities—Defeasance” in the accompanying prospectus.

Modification and Waiver

The notes are subject to provisions allowing, under some conditions, the modification or amendment of the indenture or waiving our compliance with some provisions of the indenture, as described under the section entitled “Description of Debt Securities—Modification and Waiver” in the accompanying prospectus.

Book-Entry System

DTC. DTC will act as securities depositary for the notes. The notes will be represented by one or more registered global securities (referred to as the registered global security) registered in the name of Cede & Co. (the nominee of DTC), or such other name as may be requested by an authorized representative of DTC. Accordingly, beneficial interests in the notes will be shown on, and transfers of the notes will be effected only through, records maintained by DTC and its participants. Except in the limited circumstances described in the indenture, owners of beneficial interests in the registered global security representing the notes will not be entitled to receive notes in definitive form and will not be considered holders of notes under the indenture.

DTC has advised us and the underwriters as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (referred to as direct participants) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (referred to as indirect participants). The DTC rules applicable to its participants are on file with the SEC.

Purchases of notes under DTC’s system must be made by or through direct participants, which will receive a credit for such notes on DTC’s records. The ownership interest of each actual purchaser of notes represented by the registered global security (referred to as the beneficial owner) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the registered global security representing notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive notes in definitive form, except in the event that use of the book-entry system for such notes is discontinued or upon the occurrence of certain other events described in the accompanying prospectus and in this prospectus supplement.

To facilitate subsequent transfers, the registered global security representing notes that are deposited by direct participants is registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the registered global security with DTC and its registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the registered global security representing the notes; DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The direct or indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (or any other DTC nominee) will consent or vote with respect to the registered global security representing the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy (referred to as an omnibus proxy) to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

So long as DTC, or its nominee, is the registered owner of a registered global note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the relevant series of notes represented by the global note for all purposes under the indenture. Except as described below, owners of beneficial interests in a global note will not be entitled to have the book-entry notes represented by the notes registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the owners or holders of the notes under the indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC for that global note and, if that person is not a direct participant, on the procedures of the direct participant through which the person owns its interest, to exercise any rights of a holder under the indenture. The laws of some jurisdictions may require that some purchasers of notes take physical delivery of these notes in definitive form. Consequently, the ability to transfer beneficial interests in a global note to such persons may be limited. In addition, because DTC can act only on behalf of direct participants, which in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in a global note to pledge or transfer such interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

Principal, premium, if any, and interest payments on the registered global security representing the notes will be made to Cede & Co., or such nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those direct and indirect participants and not of DTC, the trustee or Darden, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to Cede & Co. (or such other nominee) is the responsibility of Darden or the trustee, disbursement of those payments to direct participants is the responsibility of DTC, and disbursement of those payments to the beneficial owners is the responsibility of the direct and indirect participants. None of Darden, the trustee or any other agent of ours or any agent of the trustee will have any responsibility or liability for the disbursements of payments in respect of ownership interests in the notes by DTC or the direct or indirect participants or for maintaining or reviewing any records of DTC or the direct or indirect participants relating to ownership interests in the notes or the disbursement of payments in respect of the notes.

DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to us or the trustee. Under such circumstances, and in the event that a successor securities depositary is not obtained, notes in definitive form are required to be printed and delivered to each holder.

We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, notes in definitive form will be printed and delivered.

The information in this section concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those clearing systems could change their rules and procedures at any time.

Clearstream. Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to the global notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear. Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.

Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (the “Euroclear Terms and Conditions”) and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. These Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to the global notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between the participants in the depositary will occur in the ordinary way in accordance with the depositary’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the notes to or receiving interests in the notes from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in the notes received in Clearstream or Euroclear as a result of a transaction with a depositary Participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions involving interests in such notes settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of interests in the notes by or through a Clearstream Participant or a Euroclear Participant to a depositary participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. The Company will have no responsibility for the performance by DTC, Clearstream and Euroclear or their direct participants or indirect participants under the rules and procedures governing DTC, Clearstream or Euroclear, as the case may be.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

The following discussion summarizes the material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of the notes purchased for cash in this offering.

This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable regulations, administrative rulings and judicial decisions currently in effect, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service (the “IRS”) or the courts so as to result in U.S. federal income tax consequences different from those discussed below. This discussion deals only with a note held as a capital asset within the meaning of Section 1221 of the Code by a beneficial owner who purchased the note at its “issue price” (generally, the first price at which a substantial portion of the notes is issued to the public) pursuant to this offering.

This discussion does not describe all of the U.S. federal income tax considerations which may be relevant to investors in light of their particular investment or other circumstances. This discussion also does not discuss the particular tax consequences that might be relevant to you if you are subject to special rules under the U.S. federal income tax laws. Special rules apply, for example, if you are:

•	a bank, thrift, insurance company, regulated investment company or other financial institution or financial service company;

•	a broker or dealer in securities or foreign currency;

•	a United States person that has a functional currency other than the U.S. dollar or that holds notes through a non-U.S. broker or other non-U.S. intermediary;

•	a partnership (or entity classified as a partnership for tax purposes) or other pass-through entity for U.S. federal income tax purposes (and their beneficial owners);

•	a trader in securities that elects to use a mark-to-market method of tax accounting;

•	a regulated investment company or a real estate investment trust;

•	a person subject to alternative minimum tax;

•	a person who owns the notes as part of a straddle, hedging transaction, constructive sale transaction or other risk-reduction transaction;

•	a tax-exempt entity;

•	a person who has ceased to be a U.S. citizen or to be taxed as a resident alien; or

•	a person who acquires the notes in connection with employment or other performance of services.

In addition, the following discussion does not address all possible tax considerations related to the acquisition, ownership and disposition of the notes. In particular, except as specifically provided, it does not discuss any estate, gift, generation-skipping, transfer, state, local or foreign tax consequences, or the consequences arising under any tax treaty. We have not sought, and do not intend to seek, a ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion, and there can be no assurance that the IRS or the courts will agree with these statements and conclusions.

This discussion is for general purposes only. Prospective investors should consult their own tax advisors with regard to the application of the U.S. federal income tax considerations discussed below to their particular situations as well as the application of any state, local or foreign tax laws, and the possible effects of changes in tax laws.

U.S. Holders

For purposes of this discussion, you are a “U.S. holder” if you are a beneficial owner of notes and for U.S. federal income tax purposes are:

•	an individual who is a citizen or resident of the United States;

•

a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States, any of the fifty states or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of the trust or (b) the trust has validly elected to be treated as a United States person.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the notes, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding notes, you should consult your tax advisor as to the particular U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the notes.

Contingent Payments

Upon the occurrence of a change of control triggering event, you will have the right to require us to repurchase all or any part of the notes, as described in “Description of Notes—Change of Control,” at a price that may include an additional amount in excess of the principal amount of the notes. Further, upon our exercise of the Optional Redemption right or our redemption of the 2029 notes pursuant to the Special Mandatory Redemption, we will be required to repurchase all of the notes as described in “Description of Notes—Optional Redemption” or “Description of the Notes—Special Mandatory Redemption,” as applicable, at a price that may include an additional amount in excess of the principal amount of the notes. We intend to take the position that the likelihood that we will be required to make such payments is remote as of the issue date of the notes and therefore that these provisions do not cause the notes to be treated as “contingent payment debt instruments” for U.S. federal income tax purposes within the meaning of the applicable Treasury regulations and that the premium payable upon redemption will not affect the yield to maturity or the maturity date of the notes. Assuming this position is respected, you would be required to include in income such additional amounts at the time the payments are received or accrued, in accordance with your method of accounting for U.S. federal income tax purposes.

Our determination that the notes are not contingent payment debt instruments is not binding on the IRS. If the IRS were to successfully challenge our determination and the notes were treated as contingent payment debt instruments, you would be required, among other things, to accrue interest income at a rate higher than the stated interest rate on the notes regardless of your method of tax accounting and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a note. Our determination that the notes are not contingent payment debt instruments is binding on you unless you disclose your contrary position to the IRS in the manner that is required by applicable Treasury regulations. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

Interest

It is anticipated, and this discussion assumes, that the notes will be issued with no more than de minimis amount of original issue discount for U.S. federal income tax purposes (such that any original issue discount will be ignored for U.S. federal income tax purposes). In such case, interest on a note will generally be taxable to you as ordinary income at the time it is paid or accrued, in accordance with your usual method of accounting for U.S. federal income tax purposes.

If, however, the issue price of the notes is less than their stated principal amount and the difference is equal to or more than a de minimis amount (as set forth in the applicable Treasury regulations), you generally will be required to include the difference in income as original issue discount as it accrues in accordance with a constant yield method. Under rules regarding the timing of such inclusions, in certain circumstances, if you maintain certain types of financial statements and are subject to the accrual method of tax accounting, you may be required to include any original issue discount on the notes in income no later than the time at which you include such amounts in income on your financial statements. If you maintain financial statements, you should consult your tax advisors regarding the tax consequences to you of these rules.

Sale, Redemption, Retirement, or Other Taxable Disposition of the Notes

As a U.S. holder, you generally will recognize gain or loss upon the sale, exchange, redemption, retirement or other disposition of the notes equal to the difference between (a) the amount realized upon the sale, retirement or other taxable disposition (except to the extent attributable to accrued and unpaid stated interest, which will generally be taxable as ordinary income to the extent not previously included in income), and (b) your adjusted tax basis in the notes. Your adjusted tax basis in a note generally will equal your purchase price for the note.

Gain or loss on the disposition of notes will generally be capital gain or loss and will be long-term capital gain or loss if the notes have been held for more than one year at the time of disposition. Certain non-corporate U.S. holders, including individuals, may be eligible for a reduced rate of tax on long-term capital gains. The deductibility of capital losses is subject to certain limitations. You are urged to consult your tax advisors regarding the deductibility of capital losses in light of your particular circumstances.

Medicare Tax

U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on the lesser of (a) the U.S. holder’s “net investment income” (or undistributed “net investment income” in the case of an estate or trust) for the relevant taxable year and (b) the excess of the U.S. holder’s modified gross income for the taxable year over a certain threshold. Net investment income will generally include interest income and net gains from the disposition of a note, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Each U.S. holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the notes.

Information Reporting and Backup Withholding Tax

Payments on the notes made to, and the proceeds of a sale, exchange, redemption or other taxable disposition by, a U.S. holder will generally be subject to information reporting requirements, unless such U.S. holder is an “exempt recipient” and appropriately establishes that exemption.

Generally, a U.S. holder that is not an exempt recipient will be subject to backup withholding, at a current rate of 24%, when you receive interest with respect to the notes, or when you receive proceeds upon the sale, exchange, redemption, retirement or other disposition of the notes. However, a U.S. holder can avoid this backup withholding by properly executing, under penalties of perjury, an IRS Form W-9 or suitable substitute form that provides:

•	your correct taxpayer identification number; and

•	a certification that (a) you are exempt from backup withholding because you are a corporation or come within another enumerated exempt category, (b) you have not been notified by the IRS that you are subject to backup withholding, or (c) you have been notified by the IRS that you are no longer subject to backup withholding.

If you do not provide your correct taxpayer identification number on IRS Form W-9 or suitable substitute form in a timely manner, you may be subject to penalties imposed by the IRS.

Backup withholding will not apply, however, with respect to payments made to certain U.S. holders, including corporations and tax-exempt organizations, provided their exemptions from backup withholding are properly established. Backup withholding is not an additional tax and amounts withheld may be refunded or credited against your U.S. federal income tax liability, provided you furnish required information to the IRS in a timely manner.

Non-U.S. Holders

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of a note that is neither a U.S. holder nor a partnership (including any entity or arrangement that is treated as a partnership) for U.S. federal income tax purposes.

Payment of Interest

As discussed above, it is anticipated, and this discussion assumes, that the notes will not be issued with more than a de minimis amount of original issue discount (such that any original issue discount will be ignored for U.S. federal income tax purposes). Subject to the discussion below under “—Information Reporting and Backup Withholding Tax” and “—Foreign Account Tax Compliance Act,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on payments of interest on the notes as long as that interest is not effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (or, if an income tax treaty applies, is not attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) provided that such non-U.S. holder:

•	does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all of our classes of stock entitled to vote;

•	is not a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us, directly or constructively, through stock ownership;

•	is not a bank receiving such interest pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

either (a) provides a Form W-8BEN, W-8BEN-E or W-8IMY (together with appropriate attachments), or a suitable substitute form, signed under penalties of perjury that includes such holder’s name and address and certifies as to non-U.S. holder status, or (b) on such holder’s behalf, a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business provides a statement to us or our agent under penalties of perjury in which it certifies that a Form W-8BEN, W-8BEN-E or W-8IMY (together with appropriate attachments), or a suitable substitute form, has been received by it from such non-U.S. holder or a qualifying intermediary and furnishes us or our agent with a copy of that form and we or our agent must not have actual knowledge or reason to know that the beneficial owner of the notes is a United States person.

Interest on the notes that is not exempt from U.S. withholding tax as described above and is not effectively connected with a U.S. trade or business generally will be subject to U.S. withholding tax at a 30% rate (or, if applicable, a lower treaty rate). If you are engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base, then you (although exempt from the 30% withholding tax) will generally be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States.

To claim the benefit of a tax treaty you must provide a properly executed Form W-8BEN or W-8BEN-E. To claim exemption from withholding because the income is effectively connected with a U.S. trade or business, you must provide a properly executed Form W-8ECI. Under applicable Treasury regulations, you may under certain circumstances be required to obtain a U.S. taxpayer identification number and make certain certifications to us. Special certification and other rules apply to payments made through qualified intermediaries. Prospective investors should consult their tax advisors regarding the effect, if any, of these certification rules.

Sale or Other Taxable Disposition of the Notes

Subject to the discussions below under “—Information Reporting and Backup Withholding Tax” and “—Foreign Account Tax Compliance Act”, a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized on the sale, exchange, redemption, retirement or other disposition of a note, unless:

•

the gain is effectively connected with the conduct by such non-U.S. holder of a U.S. trade or business (and, if required by an applicable income treaty, the gain is attributable to a U.S. permanent establishment or fixed base); or

•

the non-U.S. holder is a non-resident alien individual and is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition (as determined under the Code) and certain other conditions are met.

If you are a non-U.S. holder described in the first bullet point above, you will be subject to tax on the net gain derived from the sale, redemption, or other taxable disposition under regular graduated U.S. federal income tax rates and in the same manner as if you were a U.S. holder. In addition, if you are a foreign corporation, you may be subject to the branch profits tax equal to 30% of your effectively connected earnings and profits for that taxable year, subject to certain adjustments, or at such lower rate as may be specified by an applicable income tax treaty.

If you are an individual described in the second bullet point above, you will be subject to a flat 30% tax (unless a lower treaty rate applies) on the gain derived from the sale, redemption, or other taxable disposition, which may be offset by U.S. source capital losses, recognized in the taxable year of the disposition.

Information Reporting and Backup Withholding Tax

Generally, we must report to the IRS and to you the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty or other agreement. Backup withholding will not be required with respect to interest paid to you, provided either the statement described above in the last bullet point under “—Payment of Interest” or a properly executed Form W-8ECI has been received and the payor does not have actual knowledge or reason to know that you are a United States person.

Information reporting and backup withholding may apply to the proceeds of a sale or other disposition of a note made within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above or a properly executed Form W-8ECI has been received and the payor does not have actual knowledge or reason to know that you are a United States person or you otherwise establish an exemption.

Amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against your U.S. federal income tax liability, provided you furnish required information to the IRS.

Foreign Account Tax Compliance Act

Under the Foreign Account Tax Compliance Act and related IRS guidance (“FATCA”), a 30% U.S. withholding tax is imposed on certain “withholdable payments” (which currently includes interest payments on the notes) made to a non-United States entity (including a financial intermediary) that fails to take required steps to provide information regarding its “United States accounts” or its direct or indirect “substantial United States owners,” as applicable, or to make a required certification that it has no such accounts or owners. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. FATCA withholding (if applicable) applies to payments of interest on the notes. We will not be obligated to make any “gross up” or additional payments in respect of amounts withheld on the notes if we determine that we must so withhold in order to comply with FATCA in respect of the amounts described above. While existing Treasury regulations would also require withholding on payments of gross proceeds of the sale or other disposition of the notes, the U.S. Treasury Department has indicated in proposed regulations its intent to eliminate this requirement. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. The rules under FATCA are complex. Prospective investors should consult their own tax advisors regarding FATCA and whether it may be relevant to the acquisition, ownership and disposition of the notes.

UNDERWRITING (CONFLICTS OF INTEREST)

We are selling the notes to the underwriters named in the table below pursuant to an underwriting agreement between us and the underwriters named below, for whom BofA Securities, Inc., Truist Securities, Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are acting as representatives. Subject to certain conditions, we have agreed to sell to each of the underwriters, and each of the underwriters has severally, and not jointly, agreed to purchase, the principal amount of notes set forth opposite that underwriter’s name in the table below:

Underwriter	Principal Amount of 2027 Notes	Principal Amount of 2029 Notes
BofA Securities, Inc.	$100,000,000	$87,500,000
Truist Securities, Inc.	$64,400,000	$56,350,000
U.S. Bancorp Investments, Inc.	$64,400,000	$56,350,000
Wells Fargo Securities, LLC	$64,400,000	$56,350,000
Mizuho Securities USA LLC	$30,000,000	$26,250,000
TD Securities (USA) LLC	$30,000,000	$26,250,000
PNC Capital Markets LLC	$21,200,000	$18,550,000
Scotia Capital (USA) Inc.	$18,000,000	$15,750,000
Goldman Sachs & Co. LLC	$7,600,000	$6,650,000

Total	$400,000,000	$350,000,000

The underwriting agreement provides that the obligations of the several underwriters to purchase the notes offered hereby are subject to certain conditions and that the underwriters are obligated to purchase all of the notes in the offering if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of the notes may be terminated. The offering of the notes by the Underwriter is subject to receipt and acceptance of the notes and subject to the Underwriters’ right to reject any order in whole or in part.

We have been advised by the representatives of the underwriters that the underwriters propose to offer the notes directly to the public at the public offering prices set forth on the cover page of this prospectus supplement and to certain dealers at such prices less a concession not in excess of (i) 0.25% of the principal amount of the 2027 notes and (ii) 0.35% of the principal amount of the 2029 notes. The underwriters may allow, and such dealers may re-allow, a concession not in excess of (i) 0.20% of the principal amount of the 2027 notes and (ii) 0.25% of the principal amount of the 2029 notes, to certain other dealers. After the initial public offering, the representatives of the underwriters may change the offering price and other selling terms.

Indemnification and Expenses

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect of those liabilities.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts, will be approximately $750,000.

New Issue

Each series of the notes is a new issue of securities with no established trading market. We do not intend to apply to list the notes on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

Price Stabilization and Short Positions

In connection with the offering of the notes, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in this offering. In addition, the underwriters may bid for, and purchase, the notes in the open market to cover short positions or to stabilize the price of the notes. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market prices of the notes while the offering is in progress. The underwriters also may, subject to applicable laws and regulations, impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because one of the representatives of the underwriters has repurchased notes sold by or for the account of that underwriter in stabilizing or covering short transactions. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the notes in the offering, if the syndicate repurchases previously distributed notes in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market price of the notes. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities at any time without notice.

It is expected that delivery of the notes will be made against payment therefor on or about October 3, 2024 which is the trading day following the date hereof (such settlement cycle being referred to as T+3). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Purchasers of the notes should note that the ability to settle secondary market trades of the notes effected on any date prior to the first business day before the settlement date may be affected by the T+3 settlement. Accordingly, purchasers who wish to trade the notes on any date prior to the first business day before the settlement date will be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own legal advisors.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area / Prohibition of sales to EEA retail investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (as amended, the “UK Prospectus Regulation”); and (b) the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the UK Prospectus Regulation or FSMA.

This prospectus supplement and the accompanying prospectus is being distributed only to, and is directed only at, persons in the United Kingdom who are “qualified investors” (as defined in the UK Prospectus Regulation) and (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) high net worth entities or other persons falling within Articles 49(2)(a) to (d) of the Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “Relevant Persons”). This prospectus supplement and the accompanying prospectus are directed only at Relevant Persons and must not be acted on or relied on by persons who are not Relevant Persons. The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons.

Notice to Prospective Investors in Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein have been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of or account of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of or account of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Korea

The notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA or a listing prospectus within the meaning of the listing rules of the Swiss Exchange or any other regulated trading facility in Switzerland, and neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Certain Relationships

Certain of the underwriters and their affiliates have provided, from time to time, and may continue to provide to us, investment banking, commercial banking, financial and other services, including letters of credit, share repurchase, depository and account processing services, for which we have paid and intend to pay customary fees.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

BofA Securities, Inc., Truist Securities, Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC serve as joint lead arrangers and joint bookrunners under, and affiliates of the underwriters are lenders or agents under, our Term Loan. Bank of America, N.A., an affiliate of BofA Securities, Inc., serves as administrative agent. U.S. Bank National Association, an affiliate of U.S. Bancorp Investments, Inc., Wells Fargo Bank, N.A., an affiliate of Wells Fargo Securities, LLC, and Truist Bank, an affiliate of Truist Securities, Inc., serve as syndication agents. Mizuho Bank, Ltd., an affiliate of Mizuho Securities USA LLC, and TD Securities (USA) LLC serve as documentation agents.

BofA Securities, Inc., Truist Securities, Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC serve as joint lead arrangers and joint bookrunners under, and affiliates of the underwriters are lenders or agents under, our Revolving Credit Agreement. Bank of America, N.A., an affiliate of BofA Securities, Inc., serves as administrative agent. U.S. Bank National Association, an affiliate of U.S. Bancorp Investments, Inc., Wells Fargo Bank, N.A., an affiliate of Wells Fargo Securities, LLC, and Truist Bank, an affiliate of Truist Securities, Inc., serve as syndication agents. Mizuho Bank, Ltd., an affiliate of Mizuho Securities USA LLC, and TD Securities (USA) LLC serve as documentation agents.

An affiliate of one of the underwriters, U.S. Bancorp Investments, Inc., is the trustee under the supplemental indenture relating to the notes.

Conflicts of Interest

Certain of the underwriters or their affiliates may hold some of our outstanding commercial paper, the repayment of which could be funded with a portion of the net proceeds from the sale of the notes. It is possible that one or more of the underwriters or their affiliates could receive 5% or more of the net proceeds from the sale of the notes, and in that case such underwriter would be deemed to have a conflict of interest under Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“FINRA”). In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the notes in accordance with FINRA Rule 5121. If the distribution is conducted in accordance with FINRA Rule 5121, such underwriter would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. See “Use of Proceeds” and “Underwriting (Conflicts of Interest).”

LEGAL MATTERS

The validity of the notes offered by this prospectus supplement will be passed upon for us by Hunton Andrews Kurth LLP. Certain matters of Florida law will be passed upon for us by Anthony G. Morrow, Esq., our Senior Vice President, Associate General Counsel—Securities and Finance and Assistant Secretary. As of September 16, 2024, Anthony G. Morrow owned 12,902 shares of our common stock, 1,739 unvested restricted stock units and 1,957 unvested Darden performance share units that may settle in shares of our common stock. Bracewell LLP will pass upon certain legal matters relating to this offering for the underwriters.

EXPERTS

The consolidated financial statements of Darden Restaurants, Inc. as of May 26, 2024 and May 28, 2023, and for each of the years in the three-year period ended May 26, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of May 26, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

DARDEN RESTAURANTS, INC.

Common Stock

Debt Securities

We may offer and sell from time to time, the securities described in this prospectus, in one or more offerings, in amounts and at prices and on terms that we may determine at the time of the offering.

We may offer and sell these securities directly or to or through underwriters, agents or dealers. The supplements to this prospectus or a term sheet will describe the terms of any particular plan of distribution including names of any underwriters, agents or dealers.

We will provide the specific terms of these securities in a prospectus supplement or term sheet. This prospectus may not be used to carry out sales of securities unless accompanied by a prospectus supplement or term sheet. You should read this prospectus and prospectus supplement or term sheet carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “DRI.”

Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 6, 2022.

All references in this prospectus to “Darden,” “we,” “us,” “our” and “our company” are to Darden Restaurants, Inc. and not to our consolidated subsidiaries, unless otherwise indicated or the context otherwise requires. Olive Garden®, LongHorn Steakhouse®, Cheddar’s Scratch Kitchen®, Yard House®, The Capital Grille®, Seasons 52®, Bahama Breeze® Eddie V’s Prime Seafood®, and The Capital Burger® are our trademarks.

All references in this prospectus to “$,” “U.S. Dollars” and “dollars” are to United States dollars.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration, we may sell the securities described in this prospectus. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we are offering under this prospectus. You can read that registration statement at the SEC web site at http://www.sec.gov or at the SEC office mentioned under the heading “Where You Can Find More Information About Darden.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell any of these securities, we will provide one or more prospectus supplements or term sheets containing specific information about the terms of that offering. The prospectus supplements or term sheets may also add, update or change information contained in this prospectus. If information in the prospectus supplement or term sheets is inconsistent with the information in this prospectus, then the information in the prospectus supplement or term sheets will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement or term sheet together with additional information described under the heading “Where You Can Find More Information About Darden” before you invest.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or term sheet. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement or term sheet, as well as information we previously filed or subsequently file with the SEC that is incorporated by reference, is accurate as of its date only. Our business, financial condition, results of operations and prospects may have changed since the date of that information.

Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

ii

CAUTIONARY STATEMENT REGARDING

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement or term sheet and the documents incorporated by reference in this prospectus or any prospectus supplement or term sheet may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Darden Restaurants, Inc. and its subsidiaries. Statements preceded by, followed by or that include words “believe,” “will,” “expect,” “intend,” “estimate,” “project, “outlook” and similar expressions are intended to identify some of the forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are included, along with this statement, for purposes of complying with the safe harbor provisions of that Act. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the risks and uncertainties described in the applicable prospectus supplement or term sheet and the documents incorporated by reference in this prospectus and any applicable prospectus supplement or term sheet. We undertake no obligation to update publicly or revise any forward-looking statements for any reason, whether as a result of new information, future events or otherwise.

iii

DARDEN RESTAURANTS, INC.

Darden Restaurants, Inc. is the world’s largest company-owned and operated full service restaurant company. As of May 29, 2022, we owned and operated 1,867 restaurants in all 50 United States and in Canada. Our 1,867 company-owned restaurants include 884 Olive Garden®, 546 LongHorn Steakhouse®, 172 Cheddar’s Scratch Kitchen®, 85 Yard House®, 62 The Capital Grille®, 45 Seasons 52®, 42 Bahama Breeze®, 28 Eddie V’s Prime Seafood® and 3 The Capital Burger® restaurants.

Darden Restaurants, Inc. is a Florida corporation incorporated in March 1995, and is the parent company of GMRI, Inc., also a Florida corporation. GMRI, Inc. and certain other of our subsidiaries own and operate our restaurants. GMRI, Inc. was originally incorporated in March 1968 as Red Lobster Inns of America, Inc. We were acquired by General Mills, Inc. in 1970 and became a separate publicly held company in 1995 when General Mills distributed all of our outstanding stock to the stockholders of General Mills. Our principal executive offices and restaurant support center are located at 1000 Darden Center Drive, Orlando, Florida 32837, telephone (407) 245-4000.

RISK FACTORS

Investing in our securities involves certain risks. You are urged to read and consider risk factors relating to an investment in our securities as described from time to time in our Annual Reports on Form 10-K filed with the SEC, as may be updated from time to time in our Quarterly Reports on Form 10-Q, and other of our filings with the SEC, each as incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. The prospectus supplement or term sheet applicable to each series of securities we offer might contain a discussion of additional risks applicable to an investment in us and the particular securities we are offering under that prospectus supplement or term sheet.

USE OF PROCEEDS

Unless the applicable prospectus supplement or term sheet states otherwise, we will use the net proceeds we receive from the sale of the securities for general corporate purposes, which may include, among other things, working capital, capital expenditures, stock repurchases, debt repayment or the financing of acquisitions. The prospectus supplement or term sheet relating to a particular offering of securities by us will identify the use of proceeds for that offering.

DESCRIPTION OF COMMON STOCK

The following description of our capital stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation (the Articles of Incorporation) and our By-laws, as amended (the Bylaws). We encourage you to read our amended and restated articles of incorporation, our bylaws and the applicable provisions of the Florida Business Corporation Act for additional information.

General

Our Articles of Incorporation currently authorize the issuance of five hundred million shares of our common stock, without par value, and twenty-five million shares of preferred stock, without par value, issuable in one or more series. Our common stock is listed and principally traded on the New York Stock Exchange under the symbol “DRI.” All outstanding shares of our Common Stock are fully paid and nonassessable.

Dividend Rights

The holders of common stock are entitled to receive dividends when and as declared by our Board of Directors out of funds legally available for that purpose, provided that if any shares of preferred stock are at the time outstanding, the payment of dividends on common stock or other distributions (including purchases of common stock) may be subject to the declaration and payment of full cumulative dividends, and the absence of overdue amounts in any mandatory sinking fund, on outstanding shares of preferred stock.

Voting Rights

The holders of common stock are entitled to one vote for each share on all matters voted on by stockholders, including the election of directors, subject to the voting rights of any preferred stock then outstanding. The holders of common stock are not entitled to cumulative voting of their shares in the election of directors. The Board of Directors is declassified and each director stands for election every year. Directors are to be elected by a majority of the votes cast by the holders of common stock entitled to vote and present in person or represented by proxy, provided that if the number of nominees standing for election at any meeting of the stockholders exceeds the number of directors to be elected, the directors will be elected by a plurality of the votes cast. Except as provided by law, all other matters are to be decided by a vote of a majority of votes cast by the holders of common stock entitled to vote and present in person or represented by proxy.

Liquidation Rights

In the event of liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors, including holders of our indebtedness, and the aggregate liquidation preference of any preferred stock then outstanding.

Other Rights

The holders of common stock do not have any conversion rights or any preemptive rights to subscribe for stock or any other securities of the Company. There are no redemption or sinking fund provisions applicable to our common stock. There are no restrictions on transfer of our common stock, except as provided by law. There are no provisions in our Articles of Incorporation or our Bylaws discriminating against existing or prospective holders of our common stock as a result of any stockholder owning a substantial amount of our common stock.

Certain Anti-Takeover Effects

Certain provisions of our Articles of Incorporation and our Bylaws may have the effect of delaying, deferring or preventing a change in control of the Company.

No Shareholder Action by Written Consent. Our Articles of Incorporation requires that all shareholder action be taken upon the vote of shareholders at an annual or special meeting of shareholders duly notice and called in accordance with Florida law, and no such action may be taken without a meeting by written consent of shareholders.

Effect of Preferred Shares. Our Board of Directors is authorized to approve the issuance of one or more series of preferred stock without further authorization of our stockholders and to fix the number of shares, the designations, the relative rights and the limitations of any series of preferred stock. As a result, our Board of Directors, without stockholder approval, could authorize the issuance of preferred stock with voting, conversion and other rights that could proportionately reduce, minimize or otherwise adversely affect the voting power and other rights of holders of common stock or other series of preferred stock or that could have the effect of delaying, deferring or preventing a change in our control.

Advance Notice Procedures. Our Bylaws provide for an advance notice procedure for shareholders to nominate persons to stand for election as a director or to bring other business before meetings of our shareholders. Any shareholder wishing to nominate persons to stand for election as a director or to bring other business before meetings must deliver advance written notice and certain other information to our secretary in accordance with our Bylaws.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer using this prospectus and the indenture described below. This section is only a summary and does not purport to be complete. You must look to the relevant form of debt security and the indenture for a full understanding of all terms of any series of debt securities. The form of debt security and the indenture have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information About Darden” for information on how to obtain copies.

A prospectus supplement or term sheet will describe the specific terms of any particular series of debt securities offered under that prospectus supplement or term sheet, including any of the terms in this section that will not apply to that series, and any special considerations, including tax considerations, applicable to investing in those debt securities. In some instances, certain of the precise terms of debt securities you are offered may be described in a further prospectus supplement or term sheet, known as a pricing supplement.

General

We will issue the debt securities in one or more series under the indenture dated as of January 1, 1996 between us and Computershare Trust Company, National Association, as successor Trustee. The indenture does not limit the amount of debt securities that we may issue under it at any time. We may issue additional debt securities under the indenture in one or more series from time to time with terms different from those of other debt securities already issued under the indenture.

Ranking

The debt securities will be our unsecured and unsubordinated obligations and will rank equally and ratably with our other current and future unsecured and unsubordinated debt. The debt securities will be effectively subordinated to all of our secured debt (as to the collateral pledged to secure this debt). In addition, except to the extent we have a priority or equal claim against our subsidiaries as a creditor, the debt securities will be effectively subordinated to debt and other obligations at the subsidiary level because, as the common stockholder of our direct and indirect subsidiaries, we will be subject to the prior claims of creditors of our subsidiaries. Except as described under the section entitled “— Some Restrictive Covenants” below, the indenture does not restrict the amount of secured or unsecured debt that we or our subsidiaries may incur.

Terms

The prospectus supplement or term sheet, including any separate pricing supplement, relating to a series of debt securities that we offer using this prospectus will describe the following terms of that series, if applicable:

•	the title of the offered debt securities;

•	any limit on the aggregate principal amount of the offered debt securities;

•	the person to whom interest is payable, if other than the person in whose name it is registered as of the record date for payment of interest;

•	the date or dates on which the offered debt securities will mature and any rights of extension;

•	the annual rate or rates, if any, which may be fixed or variable, at which the offered debt securities will bear interest, or the method by which such rate or rates will be determined;

•	the date from which interest will accrue, the interest payment date or dates and the regular related record date or dates;

•	the place or places where the principal, premium, if any, and interest on the offered debt securities will be payable;

•

the period or periods, if any, within which and the price or prices at which the offered debt securities may be redeemed, under any redemption provisions, at our option, and other detailed terms of the optional redemption provisions;

•

our obligation to redeem or purchase the offered debt securities under any sinking fund, or at your option, and the terms and conditions under which the offered debt securities may be redeemed or purchased, in whole or in part, under this obligation;

•	if other than in denominations of U.S. $1,000 or multiples of U.S. $1,000, the denominations in which the offered debt securities will be issued;

•	any index or formula used to determine the amount of principal, premium, if any, or interest payable on the offered debt securities;

•

the currency or currency units in which the offered debt securities are denominated, and principal and interest may be payable, and for which the debt securities may be purchased, if other than in U.S. dollars;

•

if the principal, premium, if any, or interest paid on the offered debt securities are specified or payable at our option or at yours, in a currency other than U.S. dollars, whether and under what terms and conditions this election can be made and the amount payable, or the manner in which this amount is determined;

•	if other than the principal amount of the offered debt security, the portion of the principal payable at acceleration of the offered debt securities following an event of default;

•

if the principal amount payable at maturity of the offered debt securities will not be determinable as of any date prior to maturity, the principal amount of offered debt securities at that date, including the principal amount deemed outstanding as of any date prior to maturity, or in any case, the manner in which this amount is determined;

•	if the offered debt securities are not defeasible as described under the section entitled “— Defeasance” below;

•

whether the offered debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global security or debt securities and the circumstances under which you may exchange any global security for debt securities registered in the name of an entity other than the depositary or its nominee, and under which any transfer of the global security may be registered to such an entity;

•	any event of default or covenant related to the offered debt securities of a particular series, if not specified in this prospectus; and

•	any other terms of the offered debt securities that will not conflict with the provisions of the indenture.

Unless the applicable prospectus supplement or term sheet specifies otherwise, we will issue the debt securities in fully registered form denominated in U.S. dollars in denominations of $1,000 or multiples of $1,000. We may issue the offered debt securities in the form of one or more global certificates, as described below under the section entitled “— Global Securities.”

Although debt securities offered by this prospectus will be issued under the indenture, there is no requirement that we issue future debt securities under the indenture. Accordingly, we may use other indentures or documentation containing different provisions in connection with future issuances of our debt.

We may issue the debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. The prospectus supplement or term sheet relating to those debt securities will describe the federal income tax consequences and other special considerations applicable to them. In addition, if we issue any debt securities denominated in foreign currencies or currency units, the prospectus supplement or term sheet relating to those debt securities will also describe any federal income tax consequences and other special considerations applicable to those debt securities.

The indenture does not contain covenants or other provisions designed to afford holders of debt securities protection in the event of a highly-leveraged transaction involving us. If this protection is provided for the offered debt securities, we will describe the applicable provisions in the prospectus supplement or term sheet relating to those debt securities.

Exchange, Registration and Transfer

You may exchange debt securities of any series that are not global securities for other registered securities of the same series and of like aggregate principal amount in different authorized denominations. Transfers and exchanges may be made without service charge and after payment of any taxes or other governmental charges as described in the indenture. We have appointed the trustee as security registrar as provided under the indenture. The security registrar will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

If a debt security is issued as a global security, only the depositary or its nominee as the sole holder of the debt security will be entitled to transfer and exchange the debt security as described under the section entitled “— Global Securities” below.

Payment and Paying Agent

Unless the applicable prospectus supplement or term sheet specifies otherwise, we will pay the principal, premium, if any, and interest on the offered debt securities at the principal corporate trust office of the trustee, and the trustee will act as paying agent for the offered debt securities. In addition, unless the applicable prospectus supplement or term sheet specifies otherwise, and with the exception of global securities, we may, at our option, pay interest by check mailed to the address of the person entitled to it, as it appears on our security register.

Global Securities

We may issue a series of debt securities offered by this prospectus, in whole or in part, in the form of one or more global securities, which will have an aggregate principal amount equal to that of the debt securities represented thereby.

Unless it is exchanged in whole or in part for the individual debt securities it represents, a global security may be transferred only as a whole

•	by the applicable depositary to a nominee of the depositary;

•	by any nominee to the depositary itself or another nominee; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

We will describe the specific terms of the depositary arrangement related to a series of debt securities in the applicable prospectus supplement or term sheet. We anticipate that the following provisions will generally apply to depositary arrangements for the offered debt securities.

Each global security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement or term sheet and will be deposited with the depositary or its nominee or a custodian. The global security will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and any other matters as may be provided in the indenture.

As long as the depositary, or its nominee, is the registered holder of the global security, the depositary or nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the global security or any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•	will not be considered to be the owners or holders under the indenture relating to those debt securities.

All payments of principal of and any premium and interest on a global security will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing those debt securities. The laws of some states require that some purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee, which institutions we refer to as the participants, and to persons that may hold beneficial interests through participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effective only through, records maintained by the depositary and its participants. Payments, transfers, exchanges and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. Neither we, the trustee, nor any of our or the trustee’s agents will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to beneficial interests.

Some Restrictive Covenants

Unless the applicable prospectus supplement or term sheet specifies otherwise, the debt securities will be subject to certain restrictive covenants described below. These covenants apply to us and to certain of our subsidiaries. Any additional restrictive covenants applicable to a particular series of debt securities that we offer will be described in the applicable prospectus supplement or term sheet.

Limitations on Liens

Unless the applicable prospectus supplement or term sheet specifies otherwise, neither we nor any restricted subsidiary will incur, issue, assume or guarantee any debt secured by a lien on any principal property, of ours or of any restricted subsidiary, or on shares of capital stock or debt issued by any restricted subsidiary and owned by us or any restricted subsidiary, whether the principal property, shares or debt were owned on the date of the indenture or acquired after that date, without providing that the debt securities will be secured equally and ratably with all other debt also secured, as long as this debt is secured.

“Debt” means any obligation of ours or of any of our subsidiaries, or any obligation guaranteed by us or any of our subsidiaries to repay money borrowed, whether evidenced by bonds, debt securities, notes or similar instruments, and including reimbursement obligations related to commercial letters of credit, bankers’ acceptances or similar facilities.

“Lien” means, for any property or asset, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind related to that property or asset, including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing.

“Principal property” means all restaurant or related equipment and real property, in each case which is owned by us or a subsidiary and which constitutes all or part of any restaurant located within the United States or Canada.

“Restricted subsidiary” means any subsidiary of ours which does not meet one of the following conditions:

•

the greater portion of the operating assets is located, or the principal business is carried on, outside the United States and Canada, or which, during the 12 most recent calendar months, or shorter period elapsed since its organization, derived the major portion of its gross revenues from sources outside the United States or Canada;

•	the principal business consists of financing or assisting in the financing of dealers, distributors or other customers to facilitate:

•	the acquisition or disposition of our products or of any of our subsidiaries, or

•	obtaining equipment or machinery used in this acquisition or disposition;

•	the principal business consists of owning, leasing, dealing in or developing real property; or

•	substantially all of the assets consist of securities of subsidiaries described in the first three bullet points above.

“Subsidiary” means a corporation in which we or one or more subsidiaries directly or indirectly own more than 50% of the outstanding voting stock. Voting stock is a stock which ordinarily has voting power for the election of directors, at all times or as long as no senior class of stock has this voting power due to a contingency.

The limitations on liens do not apply to:

•	liens existing on the date of the indenture;

•

liens on any principal property acquired, constructed or improved by us or any restricted subsidiary after the date of the indenture which are created or assumed at the time of, or within 180 days of the acquisition, construction or improvement, to secure or provide for the payment of all or any part of the cost of the acquisition, construction or improvement;

•

liens on property, shares of capital stock or debt existing at the time they are acquired by us whether by merger, consolidation, purchase, lease or some other method, including liens existing at the time that the corporation becomes a restricted subsidiary;

•	liens in favor of us or any of our restricted subsidiaries;

•

liens in favor of the state or federal government, any department, agency or subdivision of any state or federal government, or Canada or any political subdivision of Canada, to secure partial, progress, advance or other payments, to secure other contractual or statutory obligations, or to secure any debt incurred to finance the cost of acquiring, constructing or improving the property that is subject to the lien, including liens incurred in connection with pollution control, industrial revenue or similar financings;

•

liens on any property created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying property, whether directly or indirectly, by way of share disposition or otherwise if we disposed of the property within 180 days after the creation of these liens and if any debt secured by these liens will be without recourse to us or any subsidiary;

•

liens imposed by law, including mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’, warehousemen’s, vendors’ or other liens arising in the ordinary course of business, or federal, state or municipal liens arising out of contracts for the sale of products or services by us or any restricted subsidiary, or deposits or pledges to obtain the release of any of these liens;

•	pledges or deposits under workmen’s compensation or similar laws or under other circumstances;

•

liens in connection with legal proceedings, including liens arising out of judgments or awards, contested in good faith by us or our restricted subsidiary, or liens incurred by us or our restricted subsidiary to obtain a stay or discharge in the course of legal proceedings;

•	liens for taxes or assessments not yet due or delinquent, or which can be paid without penalty, or contested in good faith by appropriate proceedings;

•	liens consisting of restrictions on the use of real property which do not interfere materially with the property’s use or value; or

•

any extension, renewal or replacement, as a whole or in part, of any lien existing on the date of the indenture or of any lien referred to in the second, third and in the last six bullet points above. This extension, renewal or replacement lien must, however, be limited to all or part of the same property, shares of stock or debt that secured the lien extended, renewed or replaced, plus improvements on the property, and the debt secured by the lien at that time must not be increased.

The limitations on liens also do not apply if at the time and after giving effect to any debt secured by a lien and any retirement of debt secured by a lien:

•

the total amount of all existing debt secured by liens which could not have been incurred by us or our restricted subsidiary without equally or ratably securing the debt securities, and which is not subject to the exceptions described above, plus

•	the attributable value of all sale and leaseback transactions entered into in reliance on the penultimate paragraph of the section titled “—Limitations on Sale and Leaseback Transactions”

does not exceed the greater of 10% of our consolidated capitalization or $250,000,000.

“Consolidated capitalization” means consolidated total assets less consolidated non-interest bearing current liabilities, all as shown by our consolidated balance sheet and the consolidated balance sheet of our subsidiaries, whether or not consolidated for accounting purposes.

Limitations on Sale and Leaseback Transactions

Unless the applicable prospectus supplement or term sheet specifies otherwise, neither we nor any of our restricted subsidiaries will enter into any sale and leaseback transaction involving the leasing for a period greater than three years of any principal property, unless either:

•

we or our restricted subsidiary would be, at the time of entering into the sale and leaseback transaction, entitled, without equally and ratably securing the debt securities then existing, to incur, issue, assume or guarantee debt secured by a lien on the property, under the provisions described above in the section entitled “—Limitations on Liens;” or

•	within 180 days after that sale or transfer, we apply to retire our funded debt, subject to credits for some voluntary retirements of funded debt, an amount equal to the greater of:

•	the net proceeds of the sale of the principal property sold and leased back under that arrangement, or

•	the fair market value of the principal property so sold and leased back.

This limitation will not apply to a sale and leaseback transaction between us and a restricted subsidiary, or between restricted subsidiaries.

“Funded debt” means notes, bonds, debt securities or other debt for money borrowed which by its terms matures at, or is extendible or renewable at the option of the lender to a date more than 12 months after the date of the creation of that debt.

This limitation on sale and leaseback transactions also does not apply if at the time of the sale and leaseback:

•	the attributable value of all sale and leaseback transactions existing at that time and which are not subject to the exceptions described above, plus

•	the total amount of all existing debt secured by liens that we entered into in reliance on the penultimate paragraph of the section entitled “—Limitations on Liens”

does not exceed the greater of 10% of our consolidated capitalization or $250,000,000.

“Attributable value” means, for any sale and leaseback transaction, at the time of determination, the lesser of:

•

the sale price of the principal property so leased, multiplied by a fraction, the numerator of which is the remaining portion of the base term of the lease included in sale and leaseback transaction and the denominator of which is the base term of such lease, and

•

the total obligation, discounted to present value at the highest rate of interest specified by the terms of any series of debt securities then outstanding compounded semi-annually, of the lessee for rental payments, other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights, during the remaining portion of the base term of the lease included in that sale and leaseback transaction.

Events of Default

Events of default when used in the indenture, mean any of the following for a series of offered debt securities:

•	failure to pay any interest on any debt security for 30 days after the interest becomes due;

•	failure to pay the principal or premium, if any, on any debt security when due;

•	failure to deposit any sinking fund payment on any debt security when due;

•	failure to perform or breach of any other covenant in the indenture that continues for 60 days after written notice;

•

a default under any bond, debt security, note or other debt for money borrowed by us, including a default related to debt securities of any series other than that series, or under any mortgage, indenture or instrument, including the indenture, under which there may be issued or by which there may be secured or evidenced any debt for money borrowed by us, having an aggregate principal amount outstanding of at least $25,000,000, whether that debt now exists or is later created, which debt has become due and has not been paid, or whose maturity has been accelerated, and which debt has not been discharged or that acceleration has not been annulled within 10 business days after written notice as provided in the indenture;

•	some events of bankruptcy, insolvency or reorganization; and

•	any other event of default related to the debt securities of that series.

Any additional events of default applicable to a particular series of debt securities that we offer will be described in the applicable prospectus supplement or term sheet.

If any event of default, other than an event of default described in the second to last bullet point above for any series, occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, or, if any of the debt securities of that series are original issue discount debt securities, the lesser portion of the principal amount of these debt securities as may be specified by their terms, of all of the debt securities of that series to be due and immediately payable.

If an event of default described in the sixth bullet point above occurs, the principal amount, or if any of the debt securities of that series are original issue discount securities, the portion of the principal amount of these debt securities as may be specified by their terms, will automatically become immediately due and payable, and without any declaration or other action on the part of the trustee or any holder.

The trustee is required, within 90 days after the occurrence of an event of default related to the debt securities of any series, to give to the holders of the debt securities of that series notice of the default that it actually knows of, if not cured or waived. However, except in the case of default in the payment of principal, premium, if any, or interest on any debt security of that series, or in the deposit of any sinking fund payment which is provided, the trustee will be protected in withholding the notice if the trustee in good faith determines that the withholding of the notice is in the interest of the holders of the debt securities of that series. In addition, the notice will not be given until 30 days after the occurrence of an event of default related to the debt securities of any series in the performance of a covenant in the indenture other than for the payment of the principal, premium, if any, or interest on any debt security of that series or the deposit of any sinking fund payment with respect to the debt securities of that series.

At any time after a declaration of acceleration of any debt securities of a series is made, but before the trustee has obtained a judgment for payment of money, the holders of a majority in aggregate principal amount of the existing debt securities of that series may, under some circumstances, rescind this acceleration.

The indenture contains provisions entitling the trustee to be indemnified by the holders of the debt securities of the relevant series before proceeding to exercise any right or power under the indenture at the request of those holders. Subject to these provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, related to the debt securities of that series.

The holder of debt securities will not have any right to institute any proceeding related to the indenture, or for the appointment of a receiver or trustee for any other remedy under the indenture, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default related to the debt securities of that series;

•

holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request to the trustee to institute the proceeding and the holders have offered reasonable indemnity; and

•

the trustee has failed to institute the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series instructions which conflict with that request, within 60 days after the notice, request and offer.

The indenture requires us to file annually with the trustee a certificate executed by two of our officers, indicating whether such officers have knowledge of any default under the indenture.

The right of any holder to receive payment of the principal, premium, if any, and interest on the debt securities or to institute a legal proceeding cannot be impaired without the holder’s consent.

Modification and Waiver

With the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected by the modification or amendment, voting as one class, we and the trustee may execute supplemental indentures modifying or amending the indenture or any supplemental indenture.

Without the consent of the holder of each debt security affected by the modification, we may not:

•	change the maturity of, the principal of, or any installment of principal or interest on any debt security;

•	reduce the principal amount of the debt security;

•	reduce the rate of interest on the debt security;

•	reduce any premium payable at redemption of the debt security;

•	reduce the amount of the principal of an original issue discount security due or any other security due at acceleration of maturity;

•	change the place of payment, or coin or currency in which the principal, premium, if any, or interest on any debt security is payable;

•	impair the right to institute suit for the enforcement of any payment on or after maturity, or in the case of redemption or repayment, on or after the redemption or repayment date;

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for modification or amendment of the indenture;

•	reduce the percentage of outstanding debt securities necessary to waive compliance with some provisions of the indenture or for waiver of some defaults; or

•	modify the foregoing requirements.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of the holders of all debt securities of that series, waive, for that series, our compliance with some provisions of the indenture.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of the holders of all debt securities of that series, waive any past default under the indenture for the debt securities of that series, except a default:

•	in the payment of principal, premium, if any, or interest on any debt security, or

•	related to a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected.

The indenture provides that, in determining whether the holders of the requisite principal amount of the outstanding debt securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action as of any date:

•	the principal amount of an original issue discount security deemed outstanding will be the amount of the principal of the original issue discount security due at acceleration of maturity to that date;

•

if, as of that date, the principal amount payable at the maturity of a debt security cannot be determined, the principal amount of the debt security deemed outstanding will be the amount determined under a board resolution and specified in an officers’ certificate, or determined in one or more supplemental indentures, prior to the issuance of the debt securities;

•

the principal amount of a debt security denominated in one or more foreign currencies or currency units deemed outstanding will be the U.S. dollar equivalent, determined as of that date as described in the previous bullet point, of the principal amount of the debt security, or in the case of a debt security described in either of the first two bullet points, of the amount determined as described in that bullet point above; and

•

debt securities owned by us or any other obligor on the debt securities, or any affiliates of ours or of any obligor, will be disregarded and deemed not to be outstanding, except that in determining whether the trustee will be protected in relying on such request, demand, authorization, direction, notice, consent, waiver or other action, only debt securities which the trustee knows to be so owned will be disregarded.

Debt securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee the pledgee’s right to so act for the debt securities and that the pledgee is not us or any other obligor on the debt securities or any of our affiliates or other obligor.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into another entity or convey, transfer or lease our property and assets substantially as an entirety to any other entity, and we may not permit any entity to consolidate with or merge into us or convey, transfer or lease their properties and assets substantially as an entirety to us, unless:

•

any successor or purchaser is a corporation, partnership, limited liability company or trust organized under the laws of the United States, any State or the District of Columbia, and this successor or purchaser expressly assumes our obligations on the debt securities under a supplemental indenture in a form satisfactory to the trustee;

•	immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, occurred and is continuing;

•	if, as a result of this transaction, our property or assets become subject to a lien which is not permitted by the indenture, our successor or we, as the case may be, takes the necessary steps to secure the debt securities issued under the indenture equally and ratably with debt secured by the lien; and

•	other conditions required under the indenture are met.

If we consolidate or merge into or if we convey, transfer or lease our assets substantially as an entirety, our successor will succeed to, and will be substituted for us under the indenture, and in this case, but not in the case of a lease, we will be relieved of all obligations and covenants under the indenture and debt securities.

Defeasance

Unless the applicable prospectus supplement or term sheet specifies otherwise, the following provisions relating to defeasance and discharge of debt, or relating to defeasance of some restrictive covenants under the indenture, will apply to the debt securities of any series, or to any specified part of a series.

The indenture contains a provision which permits us to elect:

•	to defease and be discharged from all of our obligations, subject to limited exceptions, related to any series of debt securities then outstanding, which we refer to as legal defeasance; or

•

to be released from our obligations under some restrictive covenants, including those described above under the section entitled “— Some Restrictive Covenants,” which we refer to as covenant defeasance.

To make this election, we must:

•

deposit in trust for the benefit of the holders of the debt securities, money or U.S. government obligations, or both, which, through the payment of principal, premium, if any, and interest in accordance with their terms, will provide sufficient money to repay in full the series of debt securities and any mandatory sinking fund payments on the respective maturities;

•

deliver to the trustee an opinion of counsel as provided under the indenture, that holders of debt securities will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax in the same amount, in the same manner and at the same times as would have been the case if this deposit, defeasance and discharge had not occurred; and

•	comply with other conditions of the indenture.

If we exercised the legal defeasance option on any debt securities and these debt securities were declared due and payable because an event of default occurred, the amount of money and U.S. government obligations deposited in trust would be sufficient to pay the amounts due on the debt securities at the time of their respective maturities but may not be sufficient to pay the amounts due on the debt securities at acceleration resulting from the event of default. In that case, we would remain liable for the payments.

“U.S. government obligation” means:

•	any security which is:

•	a direct obligation of the United States for the payment of which the full faith and credit of the United States is pledged, or

•

an obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in case of either this bullet point or the previous bullet point, is not callable or redeemable at the option of the issuer; and

•

any depositary receipt issued by a bank, as custodian for any U.S. government obligation which is specified in the first bullet point above and held by that bank for the account of the holder of the depositary receipt, or for any specific payment of principal or interest on any U.S. government obligation so specified and held, provided that, except as required by law, the custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian for the U.S. government obligation or the specific payment of principal or interest evidenced by the depositary receipt.

The Trustee

Computershare Trust Company, National Association, (as successor to Wells Fargo Bank, National Association as successor to Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association) is the trustee under the indenture. The trustee may resign or be removed by the act of holders of a majority in principal amount of the securities of a series, with respect to one or more series of debt securities, and we may appoint a successor trustee to act for these series. If two or more persons are acting as trustee for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee, and any action described in this prospectus to be taken by the “trustee” may then be taken by each trustee for, and only for, the series of securities for which it is trustee.

Governing Law

The indenture and the offered debt securities will be governed by, and construed under, the laws of the State of New York.

PLAN OF DISTRIBUTION

We may offer and sell the securities offered by this prospectus:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through some combination of these methods.

The applicable prospectus supplement or term sheet will describe the terms of the offering of any securities, including the name or names of any underwriters, dealers or agents, the price of the offered securities and the net proceeds to us from the sale, including any underwriting discounts and commissions or other items constituting underwriters’ compensation, and any discounts, commissions or fees allowed or paid to dealers or agents.

By Underwriters

If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement or term sheet. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. Unless the applicable prospectus supplement or term sheet specifies otherwise, the obligations of the underwriters or agents to purchase the offered securities will be subject to some conditions. The underwriters will be obligated to purchase all the offered securities if any of the securities are purchased. Any initial public offering price and any underwriting commissions or other items constituting underwriters’ compensation may be changed from time to time.

By Dealers

If a dealer is utilized in the sale of any securities offered by this prospectus, we will sell those securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement or term sheet.

By Agents

We may also sell securities offered by this prospectus through agents. We will name any agent involved in the offer and sale and describe any commissions payable by us in the applicable prospectus supplement or term sheet. Unless otherwise indicated in the prospectus supplement or term sheet, any agent will be acting on a reasonable efforts basis for the period of its appointment.

By Direct Sales

We may also directly sell securities offered by this prospectus. In this case, no underwriters, dealers or agents would be involved. We will describe the terms of any of those sales in the applicable prospectus supplement or term sheet.

General Information

Underwriters, agents and dealers that participate in the distribution of the securities offered by this prospectus may be deemed underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

If the applicable prospectus supplement or term sheet so indicates, we will authorize underwriters, agents or dealers to solicit offers by some specified institutions to purchase offered securities from us at the public offering price specified in the prospectus supplement or term sheet under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions stated in the prospectus supplement or term sheet, and the prospectus supplement or term sheet will specify the commission payable for solicitation of the contracts.

Under agreements entered into with us, underwriters and agents who participate in the distribution of the offered securities may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act or to contribution regarding payments that the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Except as otherwise provided in any prospectus supplement, any offered debt securities will be a new issue of securities with no established trading market. Any underwriters or agents to or through whom we sell the debt securities for public offering and sale may make a market in the debt securities. The underwriters or agents are not obligated to make a market in the offered debt securities and may discontinue market making at any time without notice. We cannot predict the liquidity of the trading market for any debt securities.

In connection with an offering of our securities, underwriters, agents or dealers may purchase and sell them in the open market. These transactions may include stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of some bids or purchases for the purpose of preventing or slowing a decline in the market price of the securities, and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. Underwriters may also impose a penalty bid, which means that the underwriting syndicate may reclaim selling concessions allowed to syndicate members or other broker dealers who sell securities in the offering for their account if the syndicate repurchases the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time without notice. These transactions may be affected on any securities exchange on which the securities may be listed, in the over-the-counter market or otherwise.

VALIDITY OF THE OFFERED SECURITIES

The validity of the offered debt securities will be passed upon for us by Hunton Andrews Kurth LLP. The validity of the offered common stock and certain matters of Florida law will be passed upon for us by Anthony G. Morrow, Esq., our Senior Vice President, Division General Counsel, Securities & Finance. As of September 27, 2022, Anthony G. Morrow owned 10,307 shares of our common stock, 1,081 unvested Darden restricted stock units that may settle in shares of our common stock, 2,344 unvested Darden performance share units that may settle in shares of our common stock, 43 shares of our common stock held through a partnership and held options to purchase 13,651 shares of our common stock, 4,985 of which are unvested. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of Darden Restaurants, Inc. as of May 29, 2022 and May 30, 2021, and for each of the years in the three-year period ended May 29, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of May 29, 2022 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION ABOUT DARDEN

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC web site at http://www.sec.gov. Information about us, including our SEC filings, is also available at our Internet site at http://www.darden.com. However, the information on our Internet site is not a part of this prospectus or any prospectus supplement.

The SEC allows us to incorporate by reference into this prospectus the information we file with them. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus (excluding any documents or portions of documents not deemed to be filed):

•	Our Annual Report on Form 10-K for the year ended May 29, 2022;

•	Our Quarterly Report on Form 10-Q for the quarter ended August 28, 2022; and

•	Our Current Report on Form 8-K filed with the SEC on September 22, 2022 (only the second of the two current reports filed on that date, which contains Item 5.07).

We also are incorporating by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the termination of the offering of the securities described in this prospectus. The most recent information that we file with the SEC automatically updates and supersedes more dated information. We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can obtain those documents from our website at www.darden.com or request them in writing or by telephone at the following address or telephone number:

Investor Relations

Darden Restaurants, Inc.

1000 Darden Center Drive

Orlando, Florida 32837

1-407-245-6458

You should rely only on the information contained or incorporated by reference in this prospectus or the prospectus supplement or term sheet relating to the offered securities. We have not authorized anyone to provide you with different information. We are not offering to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement or term sheet is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

$750,000,000

Darden Restaurants, Inc.

$400,000,000 4.350% Senior Notes due 2027

$350,000,000 4.550% Senior Notes due 2029

Prospectus Supplement

September 30, 2024

Joint Book-Running Managers

BofA Securities	Truist Securities

US Bancorp	Wells Fargo Securities

Co-Managers

Mizuho		TD Securities

PNC Capital Markets LLC	Scotiabank	Goldman Sachs & Co. LLC